Document Summary:

     Document:     EX-21
     Author:
     Addressee:
     Operator:

     Creation Date:      03/30/1995
     Modification Date:  03/30/1995

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                                        Exhibit 21
SUBSIDIARIES

IWC Resources Corporation has six wholly owned subsidiaries, each of which is incorporated under the laws of the State of Indiana. These corporations are Indianapolis Water Company, Harbour Water Corporation, Utility Data Corporation, IWC Services, Inc., SM&P Conduit Co., Inc. and Waterway Holdings, Inc.